EXHIBIT I
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     OUTSTANDING SENIOR SECURITIES OF ILLINOIS POWER AS OF DECEMBER 31, 2003

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                                                                       UNPAID
                                                                      PRINCIPAL
MORTGAGE BONDS                                                       ($ IN 000S)
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
6 3/4% series due 2005                                                $   70,000
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7.5% series due 2009                                                     250,000
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11 1/2% series due 2010                                                  550,000
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5.70% series due 2024 (Pollution Control Series U)                        35,615
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7.40% series due 2024 (Pollution Control Series V)                        84,150
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7 1/2% series due 2025                                                    65,630
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5.40% series due 2028 (Pollution Control Series S)                        18,700
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5.40% series due 2028 (Pollution Control Series T)                        33,755
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Adjustable rate series due 2032 (Pollution Control Series P)              70,000
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Adjustable rate series due 2032 (Pollution Control Series Q)              45,000
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Adjustable rate series due 2032 (Pollution Control Series R)              35,000
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Adjustable rate series due 2028 (Pollution Control Series W)             111,770
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Adjustable rate series due 2017 (Pollution Control Series X)              75,000
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               TOTAL MORTGAGE BONDS                                   $1,444,620
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                                                                       UNPAID
LONG-TERM DEBT OBLIGATIONS TO IPSPT WITH RESPECT TO                   PRINCIPAL
TRANSITIONAL FUNDING TRUST NOTES                                     ($ IN 000S)
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5.38% due 2005                                                          $105,900
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5.54% due 2007                                                           175,000
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5.65% due 2008                                                           139,000
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               TOTAL OBLIGATIONS WITH RESPECT TO TRANSITIONAL
               FUNDING NOTES                                            $419,900
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                                                                   NO. OF SHARES
CUMULATIVE PREFERRED STOCK, $50 PAR VALUE PER SHARE                 OUTSTANDING
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4.08% series                                                             225,510
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4.26% series                                                             104,280
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4.70% series                                                             145,170
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4.42% series                                                             102,190
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4.20% series                                                             143,760
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7.75% series                                                             191,765
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               TOTAL SHARES OUTSTANDING                                  912,675